Exhibit 2.01

Resource Extraction Payment Report

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by project and type of payment.

		For the year ended December 31, 2023 (Ps. thousands)(1)
	Major Subnational Political Jurisdiction	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Limestone
Doña Amalía	Province of Catamarca	3,162	—	—	—	—	—	—	—	3,162
Piedras Blancas	Province of San Juan	2,260	—	—	—	—	—	—	—	2,260
El Salitral y Cerro Bayo	Province of Neuquén	5,447	—	14,594	—	—	—	—	—	20,041
Barker	Province of Buenos Aires	383,759	—	1,100	—	—	—	—	—	384,859
La Pampita y Entorno	Province of Buenos Aires	4,798,948	—	—	—	—	—	—	—	4,798,948

Granite
La Preferida	Province of Buenos Aires	214,422	—	12,673	—	—	—	—	—	227,095
Total		5,407,998	—	28,367	—	—	—	—	—	5,436,365

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2023, the official nominal exchange rate for pesos into U.S. dollars was Ps. 808.4833 per US$1.00 and as of September 24, 2024 the official nominal exchange rate for pesos into U.S. dollars was Ps. 966.7500 per US$1.00.

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by government and type of payment.

	For the year ended December 31, 2023 (Ps. thousands)(1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina
Province of Santiago del Estero - Direccion General de Rentas	3,148	—	—	—	—	—	—	—	3,148
Province of Catamarca - Agencia de recaudacion	14	—	—	—	—	—	—	—	14
Province of San Juan - Dirección General de Rentas	2,260	—	—	—	—	—	—	—	2,260
Province of Neuquen - Direccion Provincial de Rentas	5,447	—	14,594	—	—	—	—	—	20,041
Province of Buenos Aires
Agencia De Recaudacion	190,251	—		—	—	—	—	—	190,251
Subsecretaría de Minería	1,416	—	172	—	—	—	—	—	1,588
Ministerio de Producción de Ciencia e Innovación Tecnológica	—	—	13,601	—	—	—	—	—	13,601
Municipality of Olavarria	4,851,025	—	—	—	—	—	—	—	4,851,025
Municipality of Avellaneda	4,190	—	—	—	—	—	—	—	4,190
Municipality of Benito Juarez	350,247	—	—	—	—	—	—	—	350,247
Total	5,407,998	—	28,367	—	—	—	—	—	5,436,365

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2023, the official nominal exchange rate for pesos into U.S. dollars was Ps. 808.4833 per US$1.00 and as of September 24, 2024 the official nominal exchange rate for pesos into U.S. dollars was Ps. 966.7500 per US$1.00.

Payment details disclosure

The table below provides the details of payments made to governments for the fiscal year ended December 31, 2023.

For the year ended December 31, 2023 (Ps. thousands)(1)
Business segment	Project	Resource	Extraction Method	Government	Payment Type	Amount
Cement, masonry cement & lime	Doña Amalia	Limestone	Open pit	Province of Santiago del Estero - Dirección General de Rentas	Tax	3,148
Cement, masonry cement & lime	Doña Amalia	Limestone	Open pit	Province of Catamarca - Agencia de Recaudación	Tax	14
Cement, masonry cement & lime	Piedras Blancas	Limestone	Open pit	Province of San Juan - Dirección General de Rentas	Tax	2,260
Cement, masonry cement & lime	El Salitral y Cerro Bayo	Limestone	Open pit	Province of Neuquen - Dirección Provincial de Rentas	Tax	5,447
Cement, masonry cement & lime	El Salitral y Cerro Bayo	Limestone	Open pit	Province of Neuquen - Dirección Provincial de Rentas	Fees	14,594
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Municipality of Olavarría	Tax	4,640,793
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Agencia de Recaudación	Tax	156,838
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Tax	1,317
Aggregates	La Preferida	Granite	Open pit	Municipality of Olavarría	Tax	210,232
Aggregates	La Preferida	Granite	Open pit	Municipality of Avellaneda	Tax	4,190
Aggregates	La Preferida	Granite	Open pit	Province of Buenos Aires - Ministerio de Producción de Ciencia e Innovación Tecnológica	Fees	12,558
Aggregates	La Preferida	Granite	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fees	115
Cement, masonry cement & lime	Barker	Limestone	Open pit	Municipality of Benito Juarez	Tax	350,247
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Agencia de Recaudación	Tax	33,413
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Tax	99
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fees	57
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Ministerio de Producción de Ciencia e Innovación Tecnológica	Fees	1,043
Total						5,436,365

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2023, the official nominal exchange rate for pesos into U.S. dollars was Ps. 808.4833 per US$1.00 and as of September 24, 2024 the official nominal exchange rate for pesos into U.S. dollars was Ps. 966.7500 per US$1.00.